Exhibit (a)(1)(v)

OFFER TO PURCHASE FOR CASH
NOT LESS THAN 505,040 AND UP TO 649,151 GREATER ATLANTIC CAPITAL
TRUST I 6.50% CUMULATIVE CONVERTIBLE TRUST PREFERRED
SECURITIES AT A PURCHASE PRICE OF $1.05 PER SECURITY
BY
GREATER ATLANTIC FINANCIAL CORP.
MIDATLANTIC BANCORP, INC.
GAF MERGER CORP.

THE OFFER AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 14, 2009,
UNLESS THE OFFER AND WITHDRAWAL RIGHTS ARE EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated September 15, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), relating to an offer by Greater Atlantic Financial Corp. (“Greater Atlantic”), MidAtlantic Bancorp, Inc. and GAF Merger Corp. (collectively, the “Purchasers”) to purchase up to 649,151 of the issued and outstanding 6.50% Cumulative Convertible Trust Preferred Securities (the “Securities”) of Greater Atlantic Capital Trust I, a Delaware business trust wholly owned by Greater Atlantic (the “Trust”), at a price per Security of $1.05 to the sellers thereof in cash (the “Offer Price”) without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Securityholders of the Trust whose certificates for such Securities (the “Security Certificates”) are not immediately available or who cannot deliver their Security Certificates and all other required documents to the Wilmington Trust Company, the depositary for the Offer (the “Depositary”), on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Securities according to the guaranteed delivery procedures set forth in “The Tender Offer—2.  Procedures for Tendering Securities” of the Offer to Purchase.

We are the holder of record of Securities held by us for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf all of such Securities held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.  You must tender all or none of your Securities.  Partial trades of Securities will not be accepted.

Your attention is directed to the following:

1.      The Offer Price is $1.05 per Security to the sellers thereof without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.      The Offer is made for all issued and outstanding Securities, except for 311,587 securities that directors of the Company and certain other holders have previously agreed to sell to the Company for $0.01 per Security.

3.      The Offer is being made in connection with the acquisition and recapitalization of Greater Atlantic Bank (the “Bank”) by MidAtlantic Bancorp, Inc.  As of March 31, 2009, the Bank, the Company’s principal operating subsidiary, was significantly undercapitalized for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act.  As a result, the Office of Thrift Supervision (the “OTS”) directed the Bank to be recapitalized by a merger with or acquisition by another financial institution or other entity, or by the sale of all or substantially all of the Bank's assets and liabilities to another financial institution or other entity.  On June 15, 2009, the Company entered into a merger agreement with MidAtlantic Bancorp, Inc., a newly organized Virginia corporation.  Pursuant to the merger agreement, MidAtlantic Bancorp, Inc. will acquire and recapitalize the Bank.  The merger agreement provides that the merger will not be consummated unless at least 816,627 Securities, or 85% of the 960,738 outstanding Securities, are purchased by Greater Atlantic for an aggregate consideration of no more than $688,558.  The directors of Greater Atlantic and certain other holders that collectively own 311,587 Securities previously agreed to sell to Greater Atlantic their Securities for $0.01 per Security.  The Purchasers are making the tender offer for the remaining 649,151 Securities to satisfy the condition to the consummation of the merger. See “Special Factors – 1.  Background of the Tender Offer” in the Offer to Purchase.

If the tender offer and merger are consummated, Greater Atlantic will be merged with MidAtlantic Bancorp, Inc., MidAtlantic Bancorp, Inc. will own all of the common securities of the Trust, and MidAtlantic Bancorp, Inc. will succeed Greater Atlantic as the guarantor of the Securities and all related obligations of the Trust.  Following the consummation of the tender offer and merger, MidAtlantic Bancorp, Inc. will determine whether the surviving company in the merger and the Trust will continue as public companies registered with the SEC and will continue to submit current and periodic reports with the SEC.  It is expected that MidAtlantic Bancorp, Inc. will deregister the Securities and Greater Atlantic’s common stock.  See “Special Factors – 3.  Our Plans After the Tender Offer” in the Offer to Purchase.

4.       The boards of directors of the Purchasers have approved the tender offer. However, neither Greater Atlantic’s board of directors, the Depositary or the Information Agent make any recommendation to Securityholders as to whether they should tender or refrain from tendering their Securities. Securityholders must make their own decision as to whether to tender the Securities. See “Special Factors – 5. Interests of Directors and Executive Officers” in the Offer to Purchase.

5.      The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on October 14, 2009, unless the Offer and withdrawal rights are extended.

6.      Tendering Securityholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the purchase of Securities pursuant to the Offer.

7.       The Offer is subject to a number of conditions including the condition that at least 505,040 Securities be tendered.  The tender offer also is subject to the condition that the merger with MidAtlantic Bancorp, Inc. is consummated and that MidAtlantic Bancorp, Inc. provides the necessary funding to the depositary to finance the payment for the Securities tendered.  The tender offer is also conditioned on the receipt from Security holders of any required waivers, consents or amendments under or pursuant to the Indenture for the junior subordinated debentures held by the Trust, and related trust preferred documents, to permit Greater Atlantic and the Trust to consummate the tender offer, which receipt will be solicited by Greater Atlantic or the Trust.  The tender offer is subject to other conditions, such as the absence of governmental action prohibiting the tender offer and the absence of changes in general market conditions that, in Greater Atlantic’s judgment, are or may be materially adverse to Greater Atlantic.  See “The Tender Offer – 5. Conditions of the Tender Offer” in the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all Securityholders of Greater Atlantic (except for the directors of Greater Atlantic and certain other holders who have agreed to sell their Securities to Greater Atlantic for $0.01 per Security). Purchasers are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Securities, the Purchasers will make a good faith effort to comply with that state statute.  If, after a good faith effort, the Purchasers cannot comply with the state statute, the Purchasers will not make the Offer to, nor will the Purchasers accept tenders from or on behalf of, the Company’s Securityholders in that state.

If you wish to have us tender any or all of the Securities held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Securities, all such Securities will be tendered. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

Payment for Securities accepted for payment in the Offer will in all cases be made only after timely receipt by the Depositary of (1) a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Securities and other required documents, (2) certificates representing the Securities tendered or timely confirmation of the book-entry transfer of such Securities into the account maintained by the Depositary at The Depository Trust Company, pursuant to the procedures set forth in “The Tender Offer—2.  Procedures for Tendering Shares” in the Offer to Purchase, and (3) any other documents required by the Letter of Transmittal, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.  Under no circumstances will interest be paid on the purchase price to be paid by the Purchasers for the Securities, regardless of any extension of the Offer or any delay in making payment.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
NOT LESS THAN 505,040 AND UP TO 649,151 GREATER ATLANTIC CAPITAL
TRUST I 6.50% CUMULATIVE CONVERTIBLE TRUST PREFERRED
SECURITIES AT A PURCHASE PRICE OF $1.05 PER SECURITY
BY
GREATER ATLANTIC FINANCIAL CORP.
MIDATLANTIC BANCORP, INC.
GAF MERGER CORP.

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated September 15, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Greater Atlantic Financial Corp. (“Greater Atlantic”), MidAtlantic Bancorp, Inc. and GAF Merger Corp. (collectively, the “Purchasers”) to purchase all of the issued and outstanding 6.50% Cumulative Convertible Trust Preferred Securities (the “Securities”) of Greater Atlantic Capital Trust I, a Delaware business trust wholly owned by Greater Atlantic (the “Trust’), at a price per Security of $1.05 to the sellers thereof in cash without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender all of the Securities indicated below that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

NUMBER OF SECURITIES TO BE	SIGN HERE
TENDERED:(1)

___________________________________________________________
SECURITIES
(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Dated: _________________________________________________________	Employer Identification Number or Social Security Number
(1)	You must tender all or none of your Securities. Partial tenders of Securities will not be accepted.